MINERAL PROPERTY PURCHASE AGREEMENT


            THIS AGREEMENT dated for reference May 27, 2007.


BETWEEN:

            WOLF MOUNTAIN ENTERPRISES, of 326 Penman Avenue, Garson, Ontario, P3L 1S5; and

            (the "Vendor")

                                                              OF THE FIRST PART

AND:

            BURROW MINING INC., a company incorporated pursuant to the laws of Nevada with an office at 603-409 Granville Street, Vancouver, BC, V6C 1T2;

            (the "Purchaser")

                                                             OF THE SECOND PART

W H E R E A S :

A. The Vendor is the owner of one mining claim located at approximately 45 kilometres southwest of Telegraph Creek, 75 kilometres west of Tatogga Lake and directly west and southwest of Yehiniko Lake in British Columbia, as more particularly described in Schedule A to this Agreement (the "Claim");

B. The Vendor has agreed to sell and the Purchaser has agreed to purchase a 100% right, interest and title in and to the Claim upon the terms and conditions hereinafter set forth;

           NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS
FOLLOWS:

1.         VENDOR'S REPRESENTATIONS

1.1        The Vendor represents and warrants to the Purchaser that:

     (a) The Vendor is the registered and beneficial owner of the Claim and holds the right to transfer title to the Claim and to explore and develop the Claim;

     (b) The Vendor holds the Claim free and clear of all liens, charges and claim of others, and the Vendor has a free and unimpeded right of access to the Claim and has use of the Claim surface for the herein purposes;

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     (c)   The Claim  has  been duly and validly located and recorded in a good and miner-like manner pursuant to the laws of British Columbia and is in good standing in British Columbia as of the date of this Agreement;

     (d) There are no adverse claims or challenges against or to the Vendor's ownership of or title to the Claim nor to the knowledge of the Vendor is there any basis therefore, and there are no outstanding agreements or options to acquire or purchase the Claim or any portion thereof;

     (e) The Vendor has the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or body corporate and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any indenture, agreement or other instrument whatsoever to which the Vendor is a party or by which he is bound or to which he is subject; and

     (f) No proceedings are pending for, and the Vendor is unaware of any basis for, the institution of any proceedings which could lead to the placing of either Vendor in bankruptcy, or in any position similar to bankruptcy.

1.2 The representations and warranties of the Vendor set out in paragraph 1.1 above form a part of this Agreement and are conditions upon which the Purchaser has relied in entering into this Agreement and shall survive the acquisition of any interest in the Claim by the Purchaser.

2.         THE PURCHASER'S REPRESENTATIONS

           The Purchaser warrants and represents to the Vendor that it is a body corporate, duly incorporated under the laws of the state of Nevada with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

3.         SALE OF CLAIM

           The Vendor hereby sells, grants and devises to the Purchaser a 100% undivided right, title and interest in and to the Claim in consideration of the Purchaser paying $7,500 to the Vendor upon the closing of this Agreement.

4.         CLOSING

           The sale and purchase of the interest in the Claim shall be closed concurrently with the execution of this Agreement.




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5.         COVENANTS OF THE PURCHASER

           The Purchaser shall perform all work on the Claim in a miner-like manner and shall comply with all laws, regulations and permitting requirements of Canada and British Columbia including compliance with all:

     (a)   environmental statutes, guidelines and regulations;

     (b)   work permit conditions for lakes and streams; and

     (c)   work restrictions relating to forest fire hazards.

7.         FORCE MAJEURE

           If the Purchaser is prevented from or delayed in complying with any provisions of this Agreement by reason of strikes, labour disputes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of the Purchaser, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay, and the Purchaser, insofar as is possible, shall promptly give written notice to the Vendor of the particulars of the reasons for any prevention or delay under this section, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to the Vendor as soon as such cause ceases to exist.

8.         ENTIRE AGREEMENT

           This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between he parties with respect to the subject matter of this Agreement.

9.         NOTICE

9.1 Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered to the other party at its respective address first noted above, and any notice given as aforesaid shall be deemed to have been given, if delivered, when delivered, or if mailed, on the fourth business day after the date of mailing thereof.

9.2 Either party may from time to time by notice in writing change its address for the purpose of this paragraph.

10.        RELATIONSHIP OF PARTIES

           Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party a partner, agent or legal representative of the other party.

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11.        FURTHER ASSURANCES

           The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

12.        TIME OF ESSENCE

           Time shall be of the essence of this Agreement.

13.        TITLES

           The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been use d for convenience only.

14.        CURRENCY

           All funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of the United States of America.

15.        NONSEVERABILITY

           This Agreement shall be considered and construed as a single instrument and the failure to perform any of the terms and conditions in this Agreement shall constitute a violation or breach of the entire instrument or Agreement and shall constitute the basis for cancellation or termination.

16.        APPLICABLE LAW

           The situs of the Agreement is Kelowna, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the Province of British Columbia.

17.        ENUREMENT

           This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

           IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

                                              BURROW MINING INC.

/s/ Kyle Loney                                PER:  /s/ Cathy My Tan Ho
______________________________                ______________________________
Authorized Signatory                          CATHY MY TAN HO, PRESIDENT
WOLF MOUNTAIN ENTERPRISES

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                                  SCHEDULE "A"

   Claim Name            Tenure Number     Cells          Expiry Date

Stikine-Asianada         566166        104G11C070A     September 18, 2008

Stikine-Asianada         566166        104G11C070B     September 18, 2008

Stikine-Asianada         566166        104G11C070C     September 18, 2008

Stikine-Asianada         566166        104G11C070D     September 18, 2008